EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCCOUNTING FIRM

We consent to the incorporation by reference in Ceramics Process Systems Corporation`s Registration Statement Nos. 33-18398 and 333-129620 on Forms S-8 of our report dated March 20, 2006, relating to the consolidated financial statements of Ceramics Process Systems Corporation and subsidiary as of December 31, 2005 and December 25, 2004 and for the years then ended appearing in this Annual Report on Form 10-K.

Wolf & Company, P.C.

Boston, Massachusetts
March 29, 2006